UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

EMTEC INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

572 Whitehead Road, Bldg. #1

Trenton, NJ 08619

(Address of principal executive offices)

(609) 528-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2005, Emtec, Inc. (the “Company”) issued a press release announcing the closing of the transaction under the Agreement and Plan of Merger dated as of July 14, 2005 (the “Merger Agreement”), by and among the Company, Emtec Viasub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“MergerCo”), and Darr Westwood Technology Corporation, a Delaware corporation (“Darr”). Pursuant to the terms of the Merger Agreement, Darr merged with and into MergerCo, with MergerCo remaining as the surviving company (the “Surviving Company”) and a wholly-owned subsidiary of the Company (the “Merger”).

In connection with the Merger, and as provided in the Merger Agreement, each of the 500 shares of Darr common stock issued and outstanding immediately prior to the Merger were canceled and extinguished and automatically converted into (i) 19,056.22 shares of Company common stock and (ii) a 5-year warrant to purchase shares of Company common stock, which is subject to adjustment. The total number of Company shares issued to Darr shareholders in the Merger were 9,528,110. The warrant evidences the obligation of the Company to issue shares of its capital stock in the aggregate equal to ten percent (10%) of such stock calculated on a fully diluted basis for an aggregate exercise price of $3,645,752. The per share exercise price will be equal to such former Darr stockholder’s aggregate exercise price divided by the number of warrant shares received by the Darr stockholder.

On August 5, 2005, the Company’s subsidiaries, Emtec Inc., a New Jersey corporation (“Emtec NJ”) and Westwood Computer Corporation, a New Jersey corporation and subsidiary of Darr (“Westwood” and together with the Emtec NJ, the “Borrower”), entered into a Business Financing Agreement with GE Commercial Distribution Finance Corporation (“Lender”) pursuant to which the Lender has agreed to provide to Borrower an accounts receivable facility (the “Credit Facility”). The Credit Facility provides for aggregate borrowings of the lesser of $35.0 million minus a $3.15 million reserve or 85% of eligible accounts receivable minus a $3.15 million reserve. The Credit Facility is subject to certain mandatory prepayments upon the occurrence of certain events, subject to certain exceptions set forth in the Business Financing Agreement.

Borrowings under the Credit Facility will bear interest at an annual rate equal to the greater of (i) the rate of interest which JP Morgan Chase Bank (or its successor) publicly announces from time to time as its prime rate or reference rate and (ii) four percent (4%). Interest will be calculated by multiplying (i) the annual rate divided by 360 and (ii) the amount of the outstanding principal balance under the Credit Facility at the end of each day.

To secure the payment of the obligations under the Credit Facility, Borrower granted to Lender a security interest in all of Borrower’s interests in certain of its assets, including inventory, equipment, fixtures, accounts, chattel paper, instruments, deposit accounts, documents, general intangibles, letter of credits rights, and all judgments, claims and insurance policies.

The Credit Facility contains certain customary covenants, including among other things:

•	affirmative covenants requiring the Borrower to provide certain financial statements and schedules to the Lender, maintain its legal existence, keep the collateral in good condition, and provide certain notices to the Lender; and

•	restrictive covenants including limitations on other indebtedness, liens, fundamental changes, asset sales, restricted payments, capital expenditures, investments, and transactions with affiliates.

The Credit Facility contains certain customary representations and warranties and events of default, including failure to pay interest, principal or fees, any material inaccuracy of any representation and warranty, bankruptcy and insolvency events. Certain of the events of defaults are subject to exceptions and materiality qualifiers.

In connection with the Credit Facility, Emtec NJ and Westwood (together, the “Dealer”) entered into the Agreement for Wholesale Financing with the Lender on August 5, 2005 (the “Wholesale Agreement”). The Wholesale Agreement provides for an extension of credit subject to the maximum aggregate borrowings set forth in the Credit Facility by the Lender to the Dealer from time to time to purchase inventory from approved vendors and for other purposes. The financial terms of any advance by the Lender are not set forth in the Wholesale Agreement because such terms depend upon many variable factors, including availability of vendor discounts, payment terms or other incentives and floorplanning volume. The Wholesale Agreement contains certain customary representations and warranties and events of default, including failure to pay interest, principal or fees, any material inaccuracy of any representation and warranty, bankruptcy and insolvency events.

In connection with the closing of the Merger, the employment agreement dated as of July 14, 2005, between the Company and John P. Howlett became effective, pursuant to which Mr. Howlett is to serve as the President of Northeast Operations for a period commencing on August 5, 2005 and terminating on August 31, 2008, although this term may be extended annually for additional one-year periods with the mutual consent of the parties. Under the terms of this agreement, Mr. Howlett is entitled to receive a base salary of $230,000, which shall be increased by 5% each year of the initial term of employment. In addition, Mr. Howlett is eligible to receive both an annual bonus of $100,000 and a bonus targeted at 40% of his base salary based upon the achievement by the Company of performance criteria set forth in the employment agreement.

Mr. Howlett’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elect to terminate his employment. In the event his employment is terminated for any reason during the term of the agreement, Mr. Howlett will be entitled to any earned or accrued but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of the employment agreement. In the case that Mr. Howlett’s employment is terminated by the Company without cause, he will be entitled to his base salary for the entire initial term of employment and to a pro-rata bonus payment for the year of his termination, as set forth in the employment agreement.

In connection with the closing of the Merger, the employment agreement dated as of July 14, 2005 between the Company and Ronald A. Seitz became effective, pursuant to which Mr. Seitz is to serve as the President of Southeast Operations for a period commencing on August 5, 2005 and terminating on August 31, 2008, although this term may be extended annually for additional one-year periods with the mutual consent of the parties. Under the terms of this agreement, Mr. Seitz is entitled to receive a base salary of $230,000, which shall be increased by 5% each year of the initial term of employment. In addition, Mr. Seitz is eligible to receive both an annual bonus of $100,000 and a bonus targeted at 40% of his base salary based upon the achievement by the Company of performance criteria set forth in the employment agreement.

Mr. Seitz’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elect to terminate his employment. In the event his employment is terminated for any reason during the term of the agreement, Mr. Seitz will be entitled to any earned or accrued but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of the employment agreement. In the case that Mr. Seitz’s employment is terminated by the Company without cause, he will be entitled to his base salary for the entire initial term of employment and a pro-rata bonus payment for the year of his termination, as set forth in the employment agreement.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Facility, the Company terminated the Loan and Security Agreement dated November 21, 2001, as amended, by and between Wells Fargo Business Credit, Inc., as assignee of Fleet Capital Corporation and Emtec NJ (the “Loan Agreement”). The Loan Agreement was in the original aggregate principal amount of $10.0 million.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 5, 2005, the Company completed the Merger. The full text of the press release, dated August 8, 2005, announcing the completion of the Merger, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On August 8, 2005, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the Merger, each of John P. Howlett, Ronald A. Seitz, George Raymond, R. Frank Jerd resigned as a director of the Company effective as of August 5, 2005. Effective as of August 5, 2005, Dinesh Desai, Keith Grabel, Brian McAdams and Gregory Chandler were appointed as directors of the Company.

In connection with the closing of the Merger, John P. Howlett resigned as Principal Executive Officer and Sam Bhatt resigned as Principal Financial Officer effective as of August 5, 2005. Effective as of August 5, 2005, Dinesh Desai was appointed as Principal Executive Officer, and Steve Donnelly was appointed as Principal Financial Officer of the Company.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Merger, the Company determined to change their fiscal year end from March 31 to August 31 effective as of August 31, 2005. We will account for the Merger as a “reverse acquisition.” Consequently, we will not file a transition report reflecting the change of our fiscal year to that of Darr, given the fact that for accounting purposes, Darr is deemed to be the “accounting acquirer” in the “reverse acquisition.”

Item 7.01 Regulation FD Disclosure.

The information included in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:

The financial statements required by Item 7(a) relative to Darr Westwood Technology Corporation will be filed under cover of Form 8-K/A as soon as is practicable but not later than October 21, 2005.

(b) Pro Forma Financial Information:

The pro forma financial information required by Item 7(b) relative to the Company and Darr Westwoold Technology Corporation will be filed under cover of Form 8-K/A as soon as is practicable but not later than October 21, 2005.

(c) Exhibits.

Exhibit No.	Description
99.1	Emtec, Inc. press release, dated August 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Date: August 11, 2005	By:	/s/ Dinesh Desai
Name : Dinesh Desai
Title : Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Emtec, Inc. press release, dated August 8, 2005.